                             UNDERWRITING AGREEMENT


                                                               November 30, 1994

ELI LILLY AND COMPANY
Lilly Corporate Center
Indianapolis, Indiana 46285

Dear Sirs:

         The undersigned (the "Underwriters") understand that Eli Lilly and Company, an Indiana corporation (the "Company"), proposes to issue and sell $150,000,000 aggregate principal amount of 8 1/8% Notes Due December 1, 2001 (the "Seven Year Notes") and $300,000,000 aggregate principal amount of 8 3/8% Notes Due December 1, 2006 (the "Twelve Year Notes" and, together with the Seven Year Notes, the "Offered Securities").

         Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the principal amount of Seven Year Notes and Twelve Year Notes set forth below opposite their names at a purchase price of 98.822% of the principal amount thereof in the case of the Seven Year Notes and 98.430% of the principal amount thereof in the case of the Twelve Year Notes, plus in each case accrued interest from December 1, 1994 to the date of payment and delivery:

                                                             Principal Amount of
           Name                                              Seven Year Notes
           ----                                              -------------------

Morgan Stanley & Co. Incorporated                                $ 50,000,000
Goldman, Sachs & Co.                                               50,000,000
J.P. Morgan Securities Inc.                                        50,000,000
                                                                 ------------

                         Total  . . . . . . . . . . . .          $150,000,000
                                                                 ============

                                                             Principal Amount of
           Name                                              Twelve Year Notes
           ----                                              -------------------

Morgan Stanley & Co. Incorporated                                $100,000,000
Goldman, Sachs & Co.                                              100,000,000
J.P. Morgan Securities Inc.                                       100,000,000
                                                                 ------------

                         Total  . . . . . . . . . . . .          $300,000,000
                                                                 ============

         The Underwriters will pay for the Offered Securities upon delivery thereof at the office of Morgan Stanley & Co. Incorporated at 10:00 a.m. (New York time) on December 7, 1994, or at such other time, not later than 5:00 (New York time) on December 14, 1994, as shall be designated by the Underwriters. The time and date of such payment and delivery are hereinafter referred to as the Closing Date.

         The Seven Year Notes shall have the terms set forth in the Prospectus dated February 7, 1991 and the Prospectus Supplement dated November 30, 1994, and the Twelve Year Notes shall have the terms set forth in the Prospectus dated January 11, 1993 and the Prospectus Supplement dated November 30, 1994, including the following:

Maturity Dates:                   Seven Year Notes:  December 1, 2001
                                  Twelve Year Notes:  December 1, 2006

Interest Rate:                    Seven Year Notes:  8 1/8% per annum
                                  Twelve Year Notes:  8 3/8% per annum

Redemption Provisions:            Not redeemable prior to maturity

Interest Payment Dates:           December 1 and June 1 commencing June 1, 1995
                                  (interest accrues from December 1, 1994)

Form and Denomination:            The Seven Year Notes will be issued in the
                                  form of one global security in the aggregate principal amount of $150,000,000, and the Twelve Year Notes will be issued in the form of two global securities in the aggregate principal amount of $300,000,000.

Specified Funds for and
Manner of Payment of
Purchase Price:                   Federal Funds

Price to Public:                  Seven Year Notes:  99.447%

                           TWELVE YEAR NOTES: 99.105%

         All provisions contained in the document entitled Eli Lilly and Company Underwriting Agreement Standard Provisions (Debt Securities) dated March 18, 1993, a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) if any term defined in such document is otherwise defined herein, the definition set forth herein shall control, (ii) all references in such document to a type of security that is not an Offered Security shall not be deemed to be a part of this Agreement, (iii) all references in such document to the "Manager" shall be deemed to refer to the Underwriters, (iv) the several obligations of the Underwriters are subject to the additional condition that the Offered Securities shall have been approved for listing on the New York Stock Exchange subject to official notice of issuance, (v) the opinion referred to in Section 4(c) shall be delivered by Daniel P. Carmichael, Esq., Deputy General Counsel of the Company and (vi) Section 4(e) shall be amended to read in its entirety as follows:

                 (e) The Underwriters shall have received on the Closing Date letters, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, from the independent auditors for the Company and for PCS Group (as defined in the Company's Current Report on Form 8-K dated March 21, 1994), containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus.

         Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.

                                         Very truly yours,

                                         MORGAN STANLEY & CO. INCORPORATED
                                         GOLDMAN, SACHS & CO.
                                         J.P. MORGAN SECURITIES INC.

                                         By:  MORGAN STANLEY & CO. INCORPORATED

                                         By:   /s/ Richard W. Swift
                                             ---------------------------------
                                             Name: Richard W. Swift
                                             Title: Managing Director

Accepted:

ELI LILLY AND COMPANY

By:   /s/ James M. Cornelius
    ----------------------------------
    Name: James M. Cornelius
    Title: Vice President, Finance and
             Chief Financial Officer